EXHIBIT 10.7

TALBOT BANK OF EASTON, MARYLAND
SUPPLEMENTAL DEFERRED COMPENSATION PLAN

Effective as of December 11, 1996

THE TALBOT BANK OF EASTON, MARYLAND
SUPPLEMENTAL DEFERRED COMPENSATION PLAN

Effective as of December 11, 1996

ARTICLE 1
DEFINITIONS

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1	REQUIREMENTS	2

ARTICLE 3
CONTRIBUTIONS AND CREDITS

3.1	EMPLOYER CONTRIBUTION CREDITS	2
3.2	CONTRIBUTIONS TO THE TRUST	2

ARTICLE 4
ALLOCATION OF FUNDS

4.1	ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS	3
4.2	DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS	3
4.3	EXPENSES	4

ARTICLE 5
ENTITLEMENT TO BENEFITS

5.1	TERMINATION OF EMPLOYMENT	4

ARTICLE 6
DISTRIBUTION OF BENEFITS

6.1	AMOUNT	4
6.2	METHOD OF PAYMENT	4
6.3	DEATH BENEFITS	4

ARTICLE 7
BENEFICIARIES: PARTICIPANT DATA

7.1	DESIGNATION OF BENEFICIARIES	5

ARTICLE 8
AMENDMENT

8.1	RIGHT TO AMEND	5

ARTICLE 9
TERMINATION

9.1	EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN	5
9.2	AUTOMATIC TERMINATION OF PLAN	6
9.3	SUSPENSION OF DEFERRALS	6
9.4	SUCCESSOR TO EMPLOYER	6

ARTICLE 10
THE TRUST

10.1	ESTABLISHMENT OF TRUST	6

ARTICLE 11
MISCELLANEOUS

11.1	LIMITATIONS ON LIABILITY OF EMPLOYER	6
11.2	CONSTRUCTION	7
11.3	SPENDTHRIFT PROVISION	7

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THE TALBOT BANK OF EASTON, MARYLAND
SUPPLEMENTAL DEFERRED COMPENSATION PLAN

Effective as of December 11, 1996

RECITALS

The Talbot Bank of Easton, Maryland Supplemental Deferred Compensation Plan (the “Plan”) is adopted by The Talbot Bank of Easton, Maryland (the “Employer”) for its President and Chief Executive Officer. The purpose of the Plan is to provide its President and Chief Executive Officer with supplemental retirement benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for the Employer's President and Chief Executive Officer under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Accordingly, the following Plan is adopted.

ARTICLE 1

DEFINITIONS

1.1  ACCOUNT  means the balance credited to the Participant's or Beneficiary's Account under the Plan, including contribution credits and deemed income, gains, losses and expenses (as determined by the Employer, in its discretion) credited thereto. The Participant's or Beneficiary's Account shall be determined as of the date of reference.

1.2  BENEFICIARY  means any person or person so designated in accordance with the provisions of Article 7.

1.3  CODE  means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.4  DESIGNATION DATE  means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Date(s) in any Plan Year shall be designated by the Employer and shall include each January 1 during which the Plan is in effect.

1.5  EFFECTIVE DATE  means the effective date of the Plan, which shall be December 12, 1996.

1.6  EMPLOYER  means The Talbot Bank of Easton, Maryland and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of The Talbot Bank of Easton, Maryland, or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of The Talbot Bank of Easton, Maryland, to become a party to the Plan.

1.7  EMPLOYER CONTRIBUTION CREDITS  is defined in Section 3.1.

1.8  PARTICIPANT  means the Employer’s President and Chief Executive Officer, W. Moorhead Vermilye.

1.9  PLAN  means this The Talbot Bank Of Easton, Maryland Supplemental Deferred Compensation Plan, as amended from time to time.

1.10  PLAN YEAR  means the twelve (12) (or, in the case of the Plan's first Plan Year, twenty (20) day period ending on the December 31) of each year during which the Plan is in effect.

1.11  TRUST  means the Trust established pursuant to Article 11.

1.12  TRUSTEE  means the trustee of the Trust established pursuant to Article 11.

1.13  VALUATION DATE  means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1  REQUIREMENTS. The Employer's President and Chief Executive Officer shall be eligible to become a Participant on the Effective Date.

ARTICLE 3

CONTRIBUTIONS AND CREDITS

3.1  EMPLOYER CONTRIBUTION CREDITS. There shall be established and maintained a separate Account in the name of the Participant to which there shall be credited to the Participant Account for each Plan Year the sum of Twenty Thousand Dollars ($20,000).

The Participant's Account shall be credited or debited, as applicable, as of each Valuation Date, with deemed earnings or losses, as applicable. The amount of deemed earnings or losses shall be as determined by the Employer.

The Participant shall be one hundred percent (100%) vested in amounts credited to his Account.

3.2  CONTRIBUTIONS TO THE TRUST. An amount shall be contributed by the Employer to the Trust maintained under Section 11.1 equal to the amount required to be credited to the Participant's Account under Section 3.1. The Employer shall make a good faith effort to contribute these amounts to the Trust by December 31, of each plan year.

ARTICLE 4

ALLOCATION OF FUNDS

4.1  ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to Section 4.5, the Participant shall have the right to direct the Employer as to how amounts in his Plan Account shall be deemed to be invested. The Employer shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant. The value of the Participant's Account shall be equal to the value of the account maintained under the Trust on behalf of the Participant. As of each Valuation Date of the Trust, the Participant's Account will be credited or debited to reflect the Participant's deemed investments of the Trust.

4.2  DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, the Participant may communicate to the Employer a direction as to how his Plan Account should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

(a)  Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and shall be effective as of the next Designation Date which is at least thirty (30) business days after such filing (or such shorter period as is provided by the Employer).

(b)  All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form, or other form specified by the Employer.

(c)  If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

(d)  If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Employer in its discretion.

(e)  Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

4.3  EXPENSES. Expenses, including Trustee fees, allocable to the administration or operation of an Account maintained under the Plan shall be charged against the assets in the Trust.

ARTICLE 5

ENTITLEMENT TO BENEFITS

5.1  TERMINATION OF EMPLOYMENT. The Participant shall receive payment of his Account at his termination of employment with the Employer and the Participant’s Account at the date of such termination shall be valued and payable at such termination according to the provisions of Article 6.

ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1  AMOUNT. The Participant (or his Beneficiary) shall become entitled to receive, on or about the date of the Participant’s termination of employment with the Employer, a distribution in an aggregate amount equal to the Participant’s Account. Any payment due hereunder from the Trust which is not paid by the Trust for any reason will be paid by the Employer from its general assets.

6.2  METHOD OF PAYMENT.

(a)  Cash Payments. Payments under the Plan shall be made in cash.

(b)  Timing and Manner of Payment. In the case of distributions to the Participant or his Beneficiary by virtue of an entitlement pursuant to Section 5.1, an aggregate amount equal to the Participant’s Account will be paid by the Trust or the Employer, as provided by Section 6.1, in a lump sum.

6.3  DEATH BENEFITS. If the Participant dies before terminating his employment with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account shall be paid, as provided in Section 6.2, to the person or persons designated in accordance with Section 7.1.

Upon the death of the Participant after payments hereunder have begun but before he has received all payments to which he is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in the manner in which such benefits were payable to the Participant as provided in Section 6.2.

ARTICLE 7

BENEFICIARIES: PARTICIPANT DATA

7.1  DESIGNATION OF BENEFICIARIES. The Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

ARTICLE 8

AMENDMENT

8.1  RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive the Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

ARTICLE 9

TERMINATION

9.1  EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right to terminate the Plan and/or its obligation to make further credits to the Participant's Account. The Employer also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

9.2  AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

9.3  SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Employer Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

9.4  SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated.

ARTICLE 10

THE TRUST

10.1  ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a “grantor” trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE 11

MISCELLANEOUS

11.1  LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to the Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. The Employer does not in any way guarantee the Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director, agent or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of the Participant, a Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

11.2  CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not be considered in the construction of the Plan. The laws of the State of Maryland shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are pre-empted by the laws of the United States. Participation under the Plan will not give the Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

11.3  SPENDTHRIFT PROVISION. No amount payable to the Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to the Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Pan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of any arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

In the event that the Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the _____ day of ______________, 1996.

ATTEST/WITNESS	THE TALBOT BANK OF EASTON, MARYLAND

/s/	By:	/s/

Print:		Print Name: Jerome M. McConnell Date:	(SEAL)